Exhibit 4.32.9

ACCESSION DEED EXECUTED BY THE ENTITIES “THE BANK OF NEW YORK MELLON” and “CEMEX ESPAÑA, S.A.”

NUMBER ONE THOUSAND FOUR HUNDRED AND TWENTY-THREE

This Deed made at Madrid, my place of residence, on 11th July two thousand and eleven.

Before me, Mr RAFAEL MONJO CARRIO, a Notary of Madrid and of the Madrid Association,

APPEAR

Ms Paloma Álvarez-Uría Berros, a Spanish citizen, of full age, domiciled for the purposes hereof at the Calle José Abascal, 45 in Madrid, holding valid Spanish Identity Document number 9,427,338-Y, and

Mr JUAN PELEGRI Y GIRON, of full age, domiciled for the purposes hereof at Calle Hernández de Tejada, number l, Madrid, holding Spanish Identity Document number 01489996-X.

THEY ARE ACTING:

The former, for and on behalf of THE BANK OF NEW YORK MELLON (hereinafter, the “Bank”), incorporated in accordance with the laws of the State of New York (United States of America), with registered office at One Wall Street, New York, N.Y. 10286, United States of America, in turn acting on behalf and for the benefit of the holders of US$650,000,000 9,000% senior secured notes due 2018 (hereinafter Senior Secured Notes) redeemable on the fourth, fifth and sixth anniversaries of their initial issue, issued in pursuance of a notes issue indenture dated 11th January 2011, hereinafter the “Indenture”, supplemented by the so-called “Supplemental Indenture” dated eleventh July 2011, which are governed by the laws of the State of New York (United States of America) and subscribed for, inter alia, by CEMEX S.A.B. de C.V., a stock corporation with variable capital incorporated under the law of Mexico, as issuer, and The Bank of New York Mellon, as trustee (hereinafter, together with any subsequent amendment to or novation thereof, the “Notes Issue”).

He is using a power of attorney which he represents is in force conferred on him in a deed executed before New York Notary Public Mr Danny Lee on 11th January two thousand and eleven, the original of which was duly authenticated with the Apostille provided for in The Hague Convention of 5th October 1961 and has been delivered to me and a copy of which I have in sight.

The latter, for and on behalf of CEMEX ESPAÑA, S.A., a company governed by the laws of Spain (formerly Compañía Valenciana de Cementos Portland, S.A.), with registered office at Calle Hernández de Tejada, number 1, Madrid, whose objects are, inter alia, to manufacture, make, market and distribute all manner of sacks and packages or similar articles, of paper or any other material, for packaging cement, etc.

It was incorporated with perpetual existence in a deed authorised by former Valencia Notary Mr Juan Bautista Roch Contelles on 30th April 1917, adapted to the laws now in force in a deed authorised by Valencia Notary Mr Antonio Soto Bisquert on 13th July 1990; the incorporation was ENTERED in the Companies Register of Valencia at volume 122, Companies book 28, public limited companies section 3, sheet 354, entry 1; the adaptation is entered in the aforementioned Register, at volume 2854, book 10, general section, folio sheet-V2533, entry 165; the company’s articles of association were also consolidated in another public instrument authorised by Madrid Notary Mr Antonio Francés y de Mateo on 12th August 1993, document number 6796, which was taken to entry 200.

The company moved to the aforementioned current registered office as provided for in a deed authorised by Valencia Notary Mr Antonio Soto Bisquert on 29th June 1995, his document number 1489, and this was entered in the Companies Register of Madrid, at volumes 9743 and 9744, Companies Book section 8, folios 1 and 166, sheet number M-156542, entries 1 and 2.

Its name was changed to its current name by means of a resolution adopted by the Company’s General Shareholders’ Meeting held on twenty-fourth June two thousand and two, publicly recorded by the undersigned notary on the same day, my document number 662, taken to entry 122 of the registration sheet.

The company has VAT Registration number: A46004214.

He is using the powers which he represents are in force conferred on him by a resolution adopted by the Company’s Board of Directors at a meeting held on nineteenth November two thousand and ten, publicly recorded in a deed executed before Mr Rafael Monjo Carrió on eleventh January two thousand and eleven, document number 51, and so he has proved to me with an authorised copy of that deed which I have in sight.

For the purposes provided for in article 98 of Act 24/2001, and in accordance with the Decision of the Directorate-General of Registers and Notaries dated 12th April 2002, I do certify that, in my view, having regard to the position he holds, his powers to act as a representative as established above are sufficient to perfect this deed on the terms set out below.

In my view, the appearing parties, acting for their aforementioned principals, have full legal capacity and a lawful interest as required to execute this ACCESSION DEED and, therefore, using their aforementioned powers, and for all statutory purposes,

WHEREAS

I. In accordance with an agreement executed in a document certified by Mr Rafael Monjo Carrió on 29th September 2009, entered under number 4599 in Section A of his Book of Records (hereinafter, the “Pledge Agreement”), CEMEX, S.A.B. de C.V., New Sunward Holding B.V. and Sunward Acquisitions N.V. (the latter was merged into New Sunward Holding B.V. on 23rd October 2009) established a number of security interests consisting of pledges (hereinafter, the “Pledges”) in and to the shares in the company CEMEX España, S.A. owned thereby.

II. In accordance with an agreement executed in a document certified by Mr Rafael Monjo Carrió on 23rd December 2010, entered under number 5768 in Section A of his Book of Records (hereinafter, the “Extended Pledge Agreement”), New Sunward Holding B.V. (i) established new equally-ranked Pledges in and to nine hundred and five (905) shares in CEMEX España, S.A. purchased from a minority shareholder, and (ii) extended the Pledges to 426,585,515 new shares in CEMEX España, S.A. issued in a capital increase resolved by the General Meeting and perfected in a deed authorised on 19th November 2010 by Mr Monjo Carrió, his document number 2419. Hereinafter, any references to the Pledges shall be deemed to be references to the Pledges, as amended following the extension to the new shares in CEMEX España, S.A. resulting from the capital increase, to the shares purchased from the minority shareholder and to the new equally-ranked Pledges established under the aforementioned Extended Pledge Agreement.

III. Given that the improved conditions of the international financial markets allow CEMEX group to issue notes, inter alia, to reduce its indebtedness to the financial creditors that are parties to the Creditors Agreement (as the latter is defined in the Pledge Agreement), CEMEX, S.A.B. de C.V. asked those financial creditors for a number of changes to the Creditors Agreement for the purpose of increasing CEMEX group’s flexibility to issue notes and apply the proceeds of such issues. Such changes were approved by the aforesaid financial creditors, and on 1st December 2009 an agreement was signed amending but not terminating the Creditors Agreement. Following such changes, it was noted that the CEMEX group creditors under notes issues such as the Notes Issue shall be considered additional notes creditors (hereinafter, Additional Notes Creditors) and, therefore, secured parties (hereinafter, Secured Parties) on the terms laid down in the Creditors Agreement, in the Pledge Agreement and in the Extended Pledge Agreement, and may benefit from the Pledges by adhering to the Pledge Agreement and the Extended Pledge Agreement as provided for respectively in Clauses 16 and 10 thereof.

IV. In accordance with the provisions of Clause 16 of the Pledge Agreement and Clause 10 of the Extended Pledge Agreement, and with the provisions of the Extended Pledge Agreement, the Secured Parties in whose benefit the Collateral Agent acted, which include the Bank, as trustee of the note holders of the Notes Issue, may adhere to the Pledge Agreement and to the Extended Pledge Agreement and ratify their contents, accepting the Pledges established in their favour as security for the relevant Secured Obligations, by going before Madrid Notary Mr Rafael Monjo Carrió.

Those accessions will be carried out by signing the relevant accession deed or document, and all of that may be done without a new consent being required of the pledgors or the pledgees because that consent was given in advance in the Creditors Agreement (as amended on 1st December 2009 and 25th October 2010), in the actual Pledge Agreement and in the Extended Pledge Agreement.

V. The Bank expressly represents that the accession referred to in the Articles of this Deed is perfected merely as an instrument enforcing the rights conferred on the Bank in the Pledge Agreement and in the Extended Pledge Agreement, which provide for such accession, in order for the payment obligations under the Notes Issue to be secured with a security interest consisting of a first ranking pledge in and to the Shares (as defined in the Pledge Agreement), the New Shares and the Purchased Shares (as defined in the Extended Pledge Agreement) concurrently with the remaining Pledges.

VI. Now therefore, the Bank wishes to execute this Accession Deed (hereinafter, the “Deed”) in conformity with the following

ARTICLES

ONE.- ACCESSION TO THE PLEDGE AGREEMENT AND TO THE EXTENDED PLEDGE AGREEMENT.

The Bank hereby adheres to, ratifies and approves all the terms of the Pledge Agreement and the Extended Pledge Agreement, declaring that it is acquainted with the full contents thereof, and therefore that such accession shall be fully valid and effective at law and accepting that the payment obligations arising from the Notes Issue shall be secured with a security interest consisting of a first ranking pledge in and to the Shares (as defined in the Pledge Agreement), the New Shares and the Purchased Shares (as defined in the Extended Pledge Agreement), concurrently with the remaining Pledges.

The Bank REQUESTS that I, the Notary, NOTIFY this accession to WILMINGTON TRUST (LONDON) LIMITED, domiciled for the purposes hereof at 6 Broad Street Place, London EC2M 7JH (attention Elaine K. Lockhart), as Collateral Agent and I, the Notary, accept such request.

CEMEX España, S.A. appears herein for the purpose of acknowledging this accession.

TWO.- GOVERNING LAW AND JURISDICTION.

2.1 This Deed is subject to general Spanish law.

2.2 The Parties expressly submit to the jurisdiction and authority of the Courts and Tribunals of the capital city of Madrid for any and all matters arising in connection with the validity, construction, performance and enforcement of this Deed.

DATA PROCESSING.- The appearing parties accept that their details and a copy of the identity documents shall be included in the Notary’s filing systems for the purpose of discharging the duties of a practising notary and communicate data as provided for in the Public Administrations Act and, as the case may be, to the Notary taking over from the undersigned Notary in due course. They may exercise their rights of access, correction, erasure and objection at the authorising Notary’s Office.

Thus they have stated and declared.

And I, the Notary, HEREBY CERTIFY:

a.- That I have identified the appearing parties by means of their identity documents, referred to in the recitals, which have been shown to me.

b.- That the appearing parties have capacity and have a lawful interest, in my view, for the purposes hereof.

c.- That this deed conforms to the law and to the appearing parties’ free and duly informed intention.

d.- That this public instrument was read out to the signatories, who were first advised of their right to do so on their own, which they have used, and that they confirm that they have become duly acquainted with the full contents hereof, which they consent to, all in accordance with article 193 of the Notarial Regulations.

e.- I, the Notary, certify that this public instrument has been written up on seven series AL sheets of notarial paper, numbers 0,890,551 and the following six in correlative order. Followed by the appearing parties’ signatures.- Initialled: RAFAEL MONJO CARRIÓ.- Stamped.- Sealed.-